Execution Copy

                            STOCK PURCHASE AGREEMENT


                                TABLE OF CONTENTS
                                                                            Page

1.       Purchase and Sale of the Shares ..................................   1

2.       Consideration ....................................................   1

3.       Seller's General Representations and Warranties ..................   1

         3.1.     Ownership of Shares......................................   1
         3.2.     Status of Seller ........................................   2
         3.3.     Authorization; Consents; No Violations ..................   2
         3.4.     No Assumption of Obligations ............................   2
         3.5.     Full Disclosure; Correctness and Survival ...............   2

4. Seller's Representations and Warranties Relating to the Company ........   2

         4.1.     Corporate Status; Capital Stock; Subsidiaries............   2
         4.2.     Financial Statements ....................................   3
         4.3.     Absence of Liabilities ..................................   3
         4.4.     Directors and Officers; Agents ..........................   4
         4.5.     Changes in Business and Other Events ....................   4
         4.6.     Disputes, Investigations and Litigation .................   5
         4.7.     Title to Property .......................................   5
         4.8.     Real Property ...........................................   6
         4.9.     Equipment ...............................................   6
         4.10.    Real Property Leases ....................................   6
         4.11.    Personal Property Leases ................................   6
         4.12.    Condition of Assets .....................................   6
         4.13.    Material Adverse Changes ................................   6
         4.14.    Contracts, Agreements, Commitments, Etc. ................   7
         4.15.    Compliance with Law; Licenses ...........................   8
         4.16.    Books and Records .......................................   8
         4.17.    Receivables..............................................   8
         4.18.    Credit Agreements; Notes ................................   8
         4.19.    Insurance ...............................................   8
         4.20.    Taxes ...................................................   8
         4.21.    Trademarks; Trade Names .................................   9
         4.22.    No Zoning Violations ....................................   9
         4.23.    Copyrights; Franchises, Etc. ............................   9
         4.24.    Violation of Other Instruments ..........................   9
         4.25.    Pension Plan; Employment Contracts; Labor Unions ........   9
         4.26.    Certain Transactions; Other Interests ...................   9

5.       Representations and Warranties of Buyer ..........................  10

         5.1.     Trust Status ............................................  10
         5.2.     Authorization; Consents; No Violation; Etc. .............  10
         5.3.     Investment Representations ..............................  10

6.       Certain Additional Agreements ....................................  10

         6.1.     Conduct of Business .....................................  10
         6.2.     Access to Records........................................  11
         6.3.     Preservation of Business ................................  11
         6.4.     Assignment of Rights and Warranties .....................  11
         6.5.     Release of Company ......................................  12
         6.6.     Further Assurances ......................................  12
         6.7.     Other Schedules .........................................  12
         6.8.     Satisfaction of Conditions ..............................  12

7.       Conditions .......................................................  13

         7.1.     Conditions to Obligations of Buyer ......................  13
         7.2.     Conditions to Obligations of Seller .....................  14

8.       Survival of Representations and Warranties; Indemnity ............  14

         8.1.     Survival ................................................  14
         8.2.     Seller's Indemnification of Buyer and the Company .......  14
         8.3.     Notice to Seller; Defense; Compromise ...................  16
         8.4.     Other Remedies ..........................................  16
         8.5.     Set-Off .................................................  16
         8.6.     Payment .................................................  16
         8.7.     Seller's Access to Records ..............................  16

9.       Miscellaneous ....................................................  17

         9.1.     Closing; Termination ....................................  17
         9.2.     Risk of Loss ............................................  17
         9.3.     Confidential Information ................................  17
         9.4.     Finders; Fees and Expenses ..............................  18
         9.5.     Notices .................................................  18
         9.6.     Entire Agreement ........................................  18
         9.7.     Non-Waiver ..............................................  18
         9.8.     Parties in Interest .....................................  18
         9.9.     Headings ................................................  19
         9.10.    Exhibits and Schedules ..................................  19
         9.11.    Aid in Litigation .......................................  19
         9.12.    Section Designations ....................................  19
         9.13.    Use of Information.......................................  19
         9.14.    Governing Law ...........................................  19

Schedules

Schedule 4.1:           List of States Where Qualified.....................
Schedule 4.4:           Directors and Officers; Agents.....................
Schedule 4.5:           Changes in Business and Other Events...............
Schedule 4.6:           Disputes, Investigations and Litigation............
Schedule 4.10:          Real Property Leases...............................
Schedule 4.11:          Personal Property Leases...........................
Schedule 4.14:          Contracts, Agreements Commitments, Etc.............
Schedule 4.18:          Credit Agreements and Notes Payable of the Company.
Schedule 4.19:          Insurance Coverage.................................
Schedule 4.26:          Certain Transactions; Other Interests..............

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, made and entered into this 19th day of July, 2004, by and among Continental Resources, Inc., an Oklahoma corporation ("Seller"), and Harold Hamm, an individual ("Hamm") and Bert H. Mackie, as Trustee of the Harold Hamm DST Trust (the "DST Trust") and of the Harold Hamm HJ Trust ("the "HJ Trust" and, together with Hamm and the DST Trust, the "Buyer").

     WHEREAS, Seller owns 100 shares (the "Shares") of the Common Stock, without par value ("Common Stock"), of Continental Gas, Inc., an Oklahoma corporation (the "Company"), which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, Seller wishes to sell the Shares to Buyer, and Buyer wishes to purchase the Shares from Seller, subject to all of the provisions of this Agreement;

     NOW THEREFORE, in consideration of their respective covenants herein, of the warranties and representations set forth herein, and for other valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Purchase and Sale of the Shares. At the Closing (as defined in Section 9.1.1), subject to all conditions and provisions hereof, Seller shall sell, convey, transfer, assign and deliver the Shares to Buyer, and Buyer shall purchase and accept the Shares from Seller.

     2. Consideration. In consideration of its purchase of the Shares from Seller, Buyer will, at the Closing, pay an aggregate purchase price of $22,607,000, which shall be paid in cash to Seller.

     3. Seller's General Representations and Warranties. As an inducement to Buyer to enter into this Agreement and to Purchase the Shares hereunder, Seller represents, warrants and agrees that:

          3.1. Ownership of Shares. Seller has, and will at the Closing have, good and valid title to the Shares, in full ownership, free and clear of all, liens, encumbrances, charges, equities, proxies, voting trusts, restrictions, agreements and imperfections of title. No person or entity other than Seller has, or will at the Closing have, any interest whatever in the Shares either of record or beneficially, except such interest as is created in Buyer by virtue of this Agreement. At and after the Closing, Buyer will have good and valid title to the Shares, in full ownership, subject to no, and free and clear of all, liens, encumbrances, charges, equities, proxies, voting trusts, restrictions, agreements and imperfections of title other than those, if any, which are solely done or suffered by Buyer. The certificates representing the shares contain, and will at the Closing contain, no restrictive legend other than a restricted securities legend or reference to any agreement or provision of the Certificate of Incorporation or By-Laws of the Company.

          3.2. Status of Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Seller has all requisite powers, authority and legal capacity to own its properties and assets (including the Shares), to conduct its business as presently conducted, and to enter into this Agreement and consummate the transactions contemplated hereby.

          3.3. Authorization Consents; No Violations; Etc. The execution and consummation of this Agreement by Seller have been duly and validly authorized and approved by all necessary action on the part of Seller. No approvals, authorizations or consents, other than those already duly obtained, are necessary to permit Seller to enter into this Agreement and consummate the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate, conflict with or constitute a breach of or default under the Seller's Certificate of Incorporation or By-Laws, or under any term or provision of any instrument, contract, commitment, statute, regulation, or judicial or administrative order, award, judgment or decree to which Seller is a party or by or to which Seller or any of Seller's assets (including the Shares) are bound or subject; and does not and will not result in the creation or imposition of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatever, upon or affecting the Shares, other than as created in Buyer by virtue of this Agreement. This Agreement has been duly executed on behalf of Seller, is legal, valid and binding with respect to each Seller, and is enforceable against Seller in accordance with its terms.

          3.4. No Assumption of Obligations. The execution and consummation of this Agreement by Buyer do not and will not obligate Buyer under or with respect to, or result in the assumption by Buyer of any obligations of Seller under or with respect to, any liability, agreement or commitment of Seller or the Company, including, without limitation, any shareholders' or similar agreement relating to the ownership of common stock of the Company, or regulating the business, affairs, properties or finances of the Company.

          3.5. Full Disclosure; Correctness and Survival. No representation or warranty of Seller contained in this Agreement, no exhibit or schedule referred to in or attached to this Agreement, and no certification or document furnished or to be furnished in connection with this Agreement or the transactions contemplated hereby (all of which shall be deemed representations and warranties hereunder and for all purposes of this Agreement) contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements made, in the circumstances under which they were made, not misleading. All such representations and warranties (i) are true and correct as of the date of this Agreement and will be true and correct on the date of the Closing, and (ii) shall survive the Closing and any audit or investigation by Buyer.

     4. Seller's Representations and Warranties Relating to the Company. As an inducement to Buyer to enter into this Agreement and to purchase the Shares hereunder, Seller represents, warrants and agrees that:

          4.1. Corporate Status; Capital Stock; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Company is qualified as a foreign corporation in good standing under the laws of each other state or jurisdiction in which, because of property owned or business conducted by the Company, the Company is required to be qualified to do business. The Company has in Oklahoma and each such other state or jurisdiction full power and authority to own or lease (as the case may be) its properties and assets therein and to conduct its business and operations therein in the manner in which the same have been and are owned, leased and conducted, respectively. The Company is qualified to do business as a foreign corporation in each state or jurisdiction set forth in Schedule 4.1 hereto, and is not required to be so qualified in any other state or jurisdiction by virtue of the nature of its business, operations, activities, properties or assets.

          The authorized capital stock of the Company consists of 100 shares of Common Stock, without par value, of which 100 shares (constituting the Shares) are issued and outstanding. All of the Shares have been issued in compliance with all applicable requirements, are duly and validly issued and are fully paid and non-assessable. The Company holds no treasury shares and has no subscription, warrant, option, put, call, right or other agreement, commitment or understanding, either firm or conditional, to offer, sell, issue or repurchase any of its capital stock or other securities or obligations. All taxes applicable to the issuance or transfer of capital stock of the Company have been paid, and no preemptive rights or other rights applicable to such stock have been violated by any such issuance or transfer or will be violated by virtue of this Agreement or its consummation.

          The Company has no subsidiaries and has no direct or indirect interest in the ownership of any corporation, trust, partnership, joint venture, proprietorship, association or other entity.

          4.2. Financial Statements. The unaudited financial statements of the Company at December 31, 2003, and for the four fiscal years then ended, and those of the Company at May 31, 2004, and for the five-month period then ended, copies of all of which financial statements and reports thereon have been delivered to Buyer, are true and correct in all material respects and present fairly the financial condition of the Company at such dates and for such periods and have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby and on a basis consistent with prior periods. Seller will deliver to Buyer, as soon as available, all monthly financial statements of the Company that become available prior to the Closing.

          4.3. Absence of Liabilities. The Company has and will on the Closing Date have no debt, liability, obligation or commitment, absolute or contingent, known or unknown, other than: (a) those set forth (and not exceeding the amounts so set forth) in the Balance Sheet of the Company at May 31, 2004 (which Balance Sheet forms part of the financial statements referred to in Section 4.2) and not paid or discharged after the date thereof; (b) debts which have been incurred in the ordinary course of business, consistent with past practices, from June 1, 2004 through the date of this Agreement, have not been paid or discharged, and do not constitute a breach or violation of any warranty, representation or agreement set forth herein; (c) debts which will be, from the date of this Agreement through the date of the Closing, incurred in the ordinary course of business, consistent with past practices, not in breach or violation of any warranty, representation or agreement set forth herein, and not previously paid or discharged; and (d) those arising and not past due pursuant to agreements listed on any Schedule hereto, accurate and complete copies of which have been delivered to Buyer, and with respect to which there is no default or arrearage and no breach or violation of any warranty, representation or agreement set forth herein. The aggregate debts referred to in clauses (b) and (c) above that are unpaid at the Closing Date will not be a material amount. The Company has no liability as insurer of the risks of third parties.

          4.4. Directors and Officers; Agents. The present directors and officers of the Company are accurately listed in Schedule 4.4 annexed hereto. Except as listed in Schedule 4.4, the Company has no outstanding powers of attorney or similar instruments by which officers or agents are designated or appointed. All officers serve at the pleasure of the Board of Directors. The authority of the Company's present directors and officers to act in its behalf will, upon submission of the resignations of such persons, cease without further act on the part of the Company.

          4.5. Changes in Business and Other Events. Except as fully described and explained on Schedule 4.5 attached hereto, the Company has not since May 31, 2004.

               4.5.1. Performed or committed itself to perform any act or entered into or committed itself to enter into any transaction other than in the ordinary course of its business consistent with past practices during prior periods;

               4.5.2. Increased or agreed to increase any form of compensation, direct or indirect, to any of its directors, officers, employees or agents;

               4.5.3. Transferred, sold, mortgaged, pledged, encumbered or disposed of any of its assets other than in the ordinary course of business;

               4.5.4. Made or permitted any amendment or termination of any material contract, agreement or commitment to which it is a party or by which it may be bound;

               4.5.5. Written off any receivables as worthless or uncollectible;

               4.5.6. Paid or accrued or committed itself to pay any bonus, direct or indirect, or any severance pay to any director, officer, agent or employee;

               4.5.7. Made any capital expenditure or committed to make any capital expenditure, and the Company' does not have any unfulfilled commitments to make capital expenditures, whenever made or entered into;

               4.5.8. Distributed any of its assets by means of a declaration or payment of dividends, redemption or purchase of shares or other securities, or payment to any pension or profit-sharing fund, or otherwise;

               4.5.9. Paid or become liable to pay any taxes, assessments, fees, penalties, interest or other governmental (state or federal) charges, other than in the ordinary course of business;

               4.5.10. Issued any security or committed itself to issue any security;

               4.5.11. Been the subject of any order or, to the best of Seller's knowledge, investigation by any regulatory authority or by the Oklahoma Tax Commission, the Oklahoma Corporation Commission, the Justice Department of the United states, or any public or private consumer protection or other agency, committee or organization; or been subject within the past three fiscal years to any agreement or decree with respect to its employment or business or advertising practices;

               4.5.12. Experienced any material casualty or similar loss (whether or not covered by insurance);

               4.5.13. Engaged in any act which, if such act had been taken after the date of this Agreement, would have violated Section 6.1 of this Agreement; and

          4.6. Disputes, Investigations and Litigation. Except as set forth on
     Schedule 4.6 attached hereto, the Company is not:

               4.6.1. Involved in any dispute or pending or known threatened claim or lawsuit or similar proceeding, as plaintiff, defendant or other party;

               4.6.2. The subject of or subject to any known pending or threatened governmental investigation or claim or similar proceeding, and none of its officers, directors, stockholders, employees or customers is so involved in connection with the Company's affairs;

               4.6.3. Aware (nor is any Seller aware) of any facts which would lead to a reasonable belief that such a dispute, claim, lawsuit or proceeding is likely to arise; or

               4.6.4. Subject or party to any judgment, order, writ, injunction or decree of any court or governmental agency. 4.7. Title to Property. The property and assets of the Company include:

               4.7.1. The assets set forth or reflected in the balance sheet of the Company at May 31, 2004 except for those disposed of in the ordinary course of business after the date of such balance sheet at not less than the fair market value of such asset at the date of disposition and except for the distribution by the Company to the Seller of all of the Company's proved oil and natural gas properties;

               4.7.2. All other properties and assets presently carried on the Company's books or used in its business (including, without limitation, the facts, information, know-how, processes, trade secrets, customer lists and information and similar confidential matters referred to in Section 6.9) at any time since its incorporation, except those disposed of in the ordinary course of business since that date for adequate consideration;

               4.7.3. Certain computer software, permits, licenses and bonds owned by the Company and used by the Company in the operation of its (the "Licenses"); and

               4.7.4. Certain service contracts, none of which are material to the operation of the business of the Company (the "Service Contracts").

          As used herein, the term "Contracts" include the Licenses and the Service Contracts.

               The Company has good and valid title to the properties and assets that it purports to own (including, without limitation, the Contracts) and has valid leasehold interests in all of its remaining properties and assets, in each case free and clear of any imperfection of title, lien, encumbrance, security interest, charge, equity or restriction, other than liens arising solely by operation of law with respect to obligations which are not delinquent and the existence of which does not violate Section 4.3, or liens arising under any security agreement referred to in and scheduled in accordance with Section 4.14 hereof, none of which liens secure obligations of any person, firm, corporation or entity other than the Company.

          4.8. Real Property. The Company owns no real property or interests therein.

          4.9. Equipment. The Company maintains complete and accurate records of all furniture, fixtures and equipment owned by it and the basis upon which the same is depreciated for tax and book purposes.

          4.10. Real Property Leases. Except as set forth in Schedule 4.10, the Company is not a party to nor bound by any real property leases.

          4.11. Personal Property Leases. Except as set forth in Schedule 4.11, the Company is not a party to nor bound by any lease of furniture, fixtures, equipment or other personal property.

          4.12. Condition of Assets. All of the assets and properties owned or used by the Company in its business are in the possession of the Company, are fit for the purposes for which they are intended, and are in good condition, normal wear and tear excepted.

          4.13. Material Adverse Changes. There has been no material adverse change since May 31, 2004 in the gross revenues, results of operations, financial condition, business, organization, operations, personnel, properties or assets of the Company, or in its relationship with customers, employees, agents, banks or other financial institutions or others with which it has a business relationship. Neither Seller nor the Company is aware of any presently-existing facts which could reasonably be expected to have or cause such a material adverse effect in the future.

          4.14. Contracts, Agreements, Commitments, Etc. Schedule 4.14 attached hereto lists (or incorporates by specific reference to a listing set forth in any other Schedule attached hereto) all material oral or written agreements, contracts, commitments and understandings, together with all amendments and proposed amendments thereto, to which the Company is a party or by which it or its assets are affected or bound, including (but not limited to) all such agreements, contracts, commitments and understandings:

          (a) with or involving any Seller or any Affiliate of any Seller;

          (b) with or relating to the employees, agents or consultants of the Company;

          (c) involving non-competition covenants by or in favor of the Company;

          (d) with or involving any labor union or resulting from or relating to any collective bargaining process;

          (e) for or relating to the purchase or sale of capital assets;

          (f) for or relating to the lease of personal or real property;

          (g) respecting any pension or profit-sharing plan, retirement plan, stock purchase plan, stock option plan or any similar employee benefit plan or arrangement, formal or informal and whether covering one or more past or present employees, agents, consultants, stockholders, directors, or officers of the Company;

          (h) with respect to any guaranty, subordination or similar type arrangement affecting indebtedness or obligations of the Company or any other person, firm, corporation, association or other entity;

          (i) evidencing any lien or other encumbrance affecting any of the significant assets and properties, or securing any of the accounts receivable of the Company;

          (j) affecting or regulating the management of the Company or the powers, rights and duties of its stockholders, directors and officers; and

          (k) regulating or affecting the Company's business, properties, assets, operations, or methods thereof.

          Each agreement, contract, commitment and understanding which is or is required to be listed or referred to in Schedule 4.14 or other Schedules attached hereto is in full force and effect and constitutes a binding obligation of the parties thereto in accordance with its terms. Accurate and complete copies of all such agreements, contracts, commitments and understandings which are written, and all amendments or proposed amendments thereto, have been delivered to Buyer. No occurrence or circumstances exist which constitute or would, with the lapse of time or the giving of notice or both, constitute a breach or default by the Company under any of it agreements, contracts, commitments or understandings (whether or not listed or referred to in Schedule 4.14) or a breach or default by any other party thereto, nor is there outstanding any notice of default or correction or termination relating thereto.

          4.15. Compliance with Law; Licenses. The business of the Company has been conducted in accordance with the applicable laws and requirements of governmental authorities. There is no pending or known threatened proceeding to modify or revoke any bond, license, permit or registration of the Company, and no such license, permit or registration is subject to any outstanding order, decree, judgment, stipulation or known investigation. The Company holds such licenses, permits and registrations as are necessary to the conduct of its business, and none thereof is subject to revocation or forfeiture by virtue of any circumstance existing at any time prior to the Closing or expected to be existing thereafter.

          4.16. Books and Records. The Company has at all times maintained complete and accurate financial books and records, and books and records (including minute books and stock records) of its corporate affairs, including all meetings of and action taken by its directors (including committees) and stockholders. Accurate copies of such minute books and stock records of the Company, and of the Certificate of Incorporation and By-Laws of the Company, have been delivered to Buyer.

          4.17. Receivables. Except to the extent reserved against in the Company's May 31, 2004 balance sheet, the accounts and notes receivable of the Company are valid and, to the best of Seller's knowledge, collectible in full when due, are not subject to any defense or offset and have arisen solely in the ordinary course of its business.

          4.18. Credit Agreements; Notes. Schedule 4.18 attached hereto contains a true and complete list of all credit agreements and notes payable to which the Company is a party or is bound. There is no default or arrearage under any such credit agreement or note. The Company is a party to a Term and Revolving Credit Agreement, dated October 22, 2003, with Union Bank of California, N.A., Fortis Capital Corp., Wells Fargo Bank Texas, N.A. and certain other banks (the "Credit Agreement"). At May 31, 2004, the unpaid principal balance outstanding under the Credit Agreement was $16, 392,857. At May 31, 2004, the Company was in compliance with all of the covenants required to be performed by it, and no event of default or default had occurred and was continuing under the Credit Agreement.

          4.19. Insurance. The Company has at all times maintained, and will continue to maintain through the Closing, adequate comprehensive insurance coverages on its properties and business, all in amounts sufficient to pay any claims arising or accruing thereunder prior to the date of the Closing.
     Schedule 4.19 attached hereto contains a complete list of all such insurance coverages maintained, showing the policy numbers, names of insurers, types and amounts of coverage and expiration dates. All policies listed in Schedule 4.19 are in full force and effect and there is no delinquency in the payment of premiums on any such policy. Except as set forth on Schedule 4.19, neither the Company nor any Seller is aware of the existence of any facts or circumstances which would lead to a reasonable belief that any such policies will be cancelled or non-renewable, or that the premiums payable will be increased.

          4.20. Taxes. All tax returns and reports of the Company required by law to be filed have been filed or valid extensions have been obtained. Those which have been filed are true and correct, and all taxes shown as due thereon have been paid. All taxes and other governmental charges with respect to the Company which are due and payable have been paid or accrued on its books. There is no pending or known threatened claim against the Company for payment of additional taxes in excess of the accruals made on its books with respect thereto. The Company has not executed any currently-in-force waiver of any statute of limitations against assessments of taxes, and has no liability whatever with respect to any taxes of any consolidated group of which the Company is or was, at any time, part. The Company will not have any liability or contingent liability whatever to any member of any such consolidated group with respect to any taxes of such member or any tax savings to the Company or its predecessors resulting from the filing of a consolidated tax return, other than any liability or contingent liability (if any) which would be released by virtue of Section
     6.5 hereof. Tax returns of the Company have not been audited by the Internal Revenue Service.

          4.21. Trademarks; Trade Names. The Company has no trademarks, service marks or trade names used by it in connection with its business.

          4.22. No Zoning Violation. There is no zoning, building code, or similar violation pertaining to any of the real properties owned by the Company or the operation thereof, and there is no pending or threatened condemnation proceeding with respect to any of such properties.

          4.23. Copyrights; Franchises, Etc. The Company has no copyright, franchise or concession which is material to the conduct of its business, other than its corporate franchise.

          4.24. Violation of Other Instruments. Neither the execution nor the consummation of this Agreement does or will violate, conflict with or constitute a breach of any term or provision of the Certificate of Incorporation or By-Laws of the Company or of any instrument, agreement, contract, commitment, statute, regulation, judicial or administrative order, award, judgment or decree to which it is a party or by or to which it or its assets are subject or bound, or any license, permit or' registration of the Company, and does not and will not result in the creation or imposition of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon the assets of the Company.

          4.25. Pension Plan; Employment Contracts; Labor Unions. There is no profit-sharing, pension, stock purchase, stock option, bonus, retirement or similar employee benefit plan (collectively, "Plans") covering persons employed by the Company; there are no employment contracts or understandings, express or implied, covering such personnel or providing for the payment of specified salaries, bonuses or commissions; and no such personnel are, or have ever been while employed by the Company, covered by any collective bargaining or similar agreement with any labor union or organization.

          4.26. Certain Transactions; Other Interests. Except as set forth in
     Schedule 4.26, the Company has not, since May 31, 2004, incurred any payable, debt, obligation or commitment (direct or contingent) to, or entered into any agreement or transaction with, or had any payable, debt or obligation to, any of the Seller or any Affiliates of any Seller, except in each case as a result of transactions entered into in the ordinary course of the Company's business and on terms not less favorable to the Company than those which would be available from third parties; and (b) none of the Seller or Affiliates of any of them has any payable, debt, obligation, agreement or commitment, direct or contingent, to or with the Company. As used in this Agreement, the term "Affiliate" means, with respect to a Seller, any person, partnership, corporation or other entity directly or indirectly controlling, controlled by or under common control with such Seller. The Company obtains no goods or services from Seller or their Affiliates which would not be available to the Company from third persons on comparable terms. Except as set forth in Schedule 4.26 hereto, and except as otherwise expressly contemplated by this Agreement, no Seller is a customer of the Company or has, directly or indirectly, any interest in
     (a) any corporation, partnership, proprietorship, association or other entity which is engaged in a business similar to that of the Company or which is a customer of the Company, or (b) any contract or agreement to which the Company is a party or by which it is bound.

     5. Representations and Warranties of Buyer. As an inducement to Seller to enter into this Agreement, Buyer represents, warrants and agrees that:

          5.1. Trust Status. Each of the DST Trust and the HJ Trust has full power and authority to own its properties and assets and to enter into this Agreement and consummate the transactions contemplated hereby.

          5.2. Authorization; Consents; No Violation; Etc. The execution and consummation of this Agreement by Buyer has been duly and validly authorized and approved by all necessary partnership action on the part of each Buyer. No approvals, authorizations or consents, other than those already duly obtained, are necessary to permit each Buyer to enter into this Agreement and consummate the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with or constitute a breach of or default under any term or provision of the trust agreement applicable to either the DST Trust or the HJ Trust, or of any instrument, contract, commitment, statute, regulation, or judicial or administrative order, award, judgment or decree to which any Buyer is a party or by or to which any Buyer or the assets of Buyer are bound or subject. This Agreement has been duly executed in behalf of each Buyer, is legal, valid and binding with respect to it.

          5.3. Investment Representations. Each Buyer represents that it will acquire the Shares for investment purposes and without any intention of making a distribution thereof within the meaning of the Securities Act of 1933 or any state securities law. Buyer understands that the Shares will not be registered under such Act and laws and that no offer, sale, transfer or encumbrance may be made unless an exemption from such registration is available to Buyer in connection therewith.

     6. Certain Additional Agreements.

          6.1. Conduct of Business. Between the date of this Agreement and the date of the Closing, except as otherwise expressly permitted or required by this Agreement and except as Buyer otherwise consents to in writing from time to time, Seller will cause the Company to conduct its business and affairs only in the ordinary and usual course, consistent with past practices, and will not permit it to perform any act or enter into any transaction other than in the ordinary course of business consistent with past practices. Specifically, but not by way of limitation, the Company will not (a) acquire or dispose of any assets, other than in the ordinary course of business; (b) declare or pay any dividend or make any distribution upon any of its capital stock (other than a distribution of the Company's proved oil and gas properties to the Seller), or purchase, redeem or otherwise acquire any of its capital stock; (c) issue or sell any of its capital stock or grant, issue or create any right, warrant or option with respect thereto; (d) enter into or amend or modify or terminate any material contracts or commitments, (e) amend its certificate of Incorporation or By-Laws; (f) prepay or refinance any indebtedness, account payable or other obligation; (g) increase the compensation or benefits payable to or received by any officer, director, agent or employee, (h) negotiate with anyone concerning, or enter into, any agreement respecting the merger or consolidation of the Company with or into any other entity or the sale of all or substantially all of its assets; or (i) perform or fail to perform any act which would be inconsistent with or result in a breach of any of the representations or warranties set forth in Section 4 hereof, as if such representations or warranties were made as of a date subsequent to such act or failure to act.

          6.2. Access to Records. Between the date of this Agreement and the Closing Date, Seller will cause the Company:

               6.2.1. To provide to Buyer, during normal business hours, full access to all of its properties, assets, books, agreements, commitments and records;

               6.2.2. To furnish Buyer with all information concerning any of its affairs as Buyer reasonably requests;

               6.2.3. To use its best efforts to cause its past and present auditors and accountants to make available to Buyer all financial information, including the right to examine all working papers pertaining to audits, reviews of the books and other financial information pertaining to it and its predecessors; and

               6.2.4. To provide such cooperation as Buyer may reasonably request in connection with any audit, review or investigation of the Company by Buyer.

          6.3. Preservation of Business. Seller will, and until the Closing will cause the Company to, use its best efforts to preserve the business of the Company, the services of its present employees and the good will of its customers, suppliers and others having business relations with the Company.

          6.4. Assignment of Rights and Warranties. Effective at and after the Closing, Seller hereby assigns to Buyer and subrogates Buyer to (a) all warranties to which Seller is entitled in connection with the Shares owned by Seller; (b) all rights (but subject to none of the obligations) of Seller, if any, arising pursuant to or in connection with all agreements pursuant to which the Company acquired any of its assets or business; and
     (c) all rights, claims and demands, derivative or otherwise, which Seller has or may have in connection with or arising out of Seller's ownership of the Shares. Seller has not and will not grant a release of or modify or limit the enforcement of any of the warranties or rights which are, by virtue of this Section, assigned to Buyer, or to which Buyer is, by virtue of this Section or by operation of law, subrogated.

          6.5. Release of Company. Effective on and after the Closing, Seller hereby releases, acquits and forever discharges the Company of and from any and every claim, debt, demand, liability, action, cause of action or other obligation which Seller has or may have against, or to which Seller may be entitled to performance from, the Company by virtue of or arising with respect to (i) any agreement, transaction, relationship, dealing or other circumstances which have occurred or occur at any time prior to the Closing, or (ii) any incorrectness or breach or violation of any warranty or representation concerning the Company in this Agreement; provided, however, that the foregoing release shall not apply to any such debt, demand, liability, action, cause of action or other obligation which is assigned to Buyer pursuant to Section 6.4, as to all of which Seller's rights shall be vested in Buyer from and after the Closing.

          6.6. Further Assurances. From and after the Closing, Seller shall, upon request by Buyer, execute and deliver to Buyer such instruments and documents, and do such further acts and things, as are reasonably necessary
     (a) to perfect and evidence in Buyer title to the Shares, and (b) to perfect and evidence the assignment set forth in Section 6.4, and the release set forth in Section 6.5.

          6.7. Other Schedules. From the date of this Agreement through the Closing, Seller shall expeditiously prepare and deliver to Buyer such Schedules (in addition to those required by Section 4 of this Agreement) as Buyer may reasonably request. Any Schedules so prepared and delivered shall constitute warranties and representations hereunder.

          6.8. Satisfaction of Conditions. Buyer and Seller will use their best efforts, and Seller will cause the Company to use its best efforts, to obtain any necessary approvals required for the consummation of the Closing hereunder, and to satisfy all other conditions to the Closing hereunder over which it or any of them have influence.

     7. Conditions.

          7.1. Conditions to Obligations of Buyer. The obligation of Buyer to proceed with the Closing is subject to the satisfaction, at or prior to the Closing, of all of the following conditions, unless waived by Buyer:

               7.1.1. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this agreement shall have been received; and the terms of all requisite orders, consents, approvals and clearances shall then permit the effectuation of the Closing.

               7.1.2. The performance by Seller, prior to the Closing, of all obligations required to be performed by Seller prior to the Closing; the performance by Seller, at the Closing, of all obligations to be performed by them or any of them at the Closing; and the correctness of each of the representations and warranties of Seller under this Agreement as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date.

               7.1.3. The delivery to Buyer of a certificate dated the Closing Date, signed by Seller, to the effect that (a) Seller has performed all obligations required by this Agreement to be performed by Seller prior to the Closing; (b) each of the warranties and representations of Seller contained in this Agreement is true and correct on the Closing Date, as if made on the Closing Date; (c) from the date of this Agreement through the Closing Date, the Company has conducted its business in the manner required by Section 6.1 hereof; and (d) there is no pending or threatened lawsuit, claim, action, proceeding or investigation against Seller or the Company that relates to this Agreement or to the transactions herein contemplated.

               7.1.4. The requisite lenders under the Seller's credit facility shall have consented to this transaction and released any security interest in the Shares.

               7.1.5. There shall not be pending or known to Seller to be threatened any lawsuit, claim, action, proceeding or investigation against Buyer, Seller or the Company that relates to this Agreement or to the transactions herein contemplated, or that relates to the Company (other than as shown on Schedule 4.6).

               7.1.6. There shall have been no material adverse change in the business, assets or financial condition of the Company or in its relationship with its employees, customers, suppliers, and others with whom or which it has business relations.

               7.1.7. All amounts due to the Company by Seller (as such term is defined in Section 4.26) shall have been paid in full.

          7.2. Conditions to Obligations of Seller. The obligation of the Seller to proceed with the Closing is subject to the satisfaction, at or prior to the Closing, of all of the following conditions, unless waived by Seller:

               7.2.1. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this agreement shall have been received; and the terms of all requisite orders, consents, approvals and clearances shall then permit the effectuation of the Closing.

               7.2.2. The requisite lenders under the Seller's credit agreement shall have consented to this transaction.

               7.2.3. The performance by Buyer prior to Closing of all obligations to be performed by Buyer hereunder prior to the Closing; the performance by Buyer, at the Closing, of all obligations to be performed by Buyer hereunder at the Closing; and the correctness of each of the warranties and representations of Buyer under this Agreement as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date.

     8. Survival of Representations and Warranties; Indemnity.

          8.1. Survival. All statements contained in any certificate or other instrument delivered by or on behalf of Seller to Buyer (including the Exhibits and Schedules to this Agreement) or Buyer to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby will be deemed to be representations, warranties or covenants, as the case may be, hereunder. All representations, warranties, covenants and agreements made by Buyer or Seller in this Agreement (including, without limiting the generality of the foregoing, the agreements regarding indemnity set forth below in this Section) or in the certificates or instruments delivered pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall be unaffected by an investigation made by Buyer or Seller or any knowledge obtained as a result thereof or otherwise.

          8.2. Seller's Indemnification of Buyer and the Company. Seller agrees that it will pay, defend, indemnify, reimburse and hold harmless Buyer and the Company and their respective directors, officers, agents and employees (each sometimes referred to herein as an "Indemnified Party" and collectively as the "Indemnified Parties") for, from and against any loss, damage, claim, liability, debt, obligation or expense (including interest, reasonable legal fees and expenses of litigation or of any other nature) incurred or suffered or paid by, imposed upon, resulting to or threatened against any Indemnified Party and which directly or indirectly results from, arises out of or in connection with, is based upon, or exists by reason of: (i) the execution, delivery, validity and enforceability of this Agreement; (ii) any allegation that the execution, delivery or performance of the this Agreement constituted or constitutes a breach or violation of any fiduciary duty owed to the Buyer or any Affiliated Entity by its principal shareholders; (iii) any misrepresentation of facts relating to Seller or the Company, or the breach, incorrectness, inaccuracy or violation of any representation or warranty relating to Seller or the Company (whether contained in this Agreement or in any Exhibit or Schedule attached or required to be attached hereto or any document or record delivered pursuant to this Agreement) or any other representation or warranty made by Seller in this Agreement; or (iv) the existence of any facts or circumstances which constitutes a breach or violation or inaccuracy of, incorrectness in, or conflict with any representation or warranty relating to Seller or the Company (whether contained in this Agreement or in any Exhibit or Schedule attached or required to be attached hereto or any document or record delivered pursuant to this Agreement) or any other representation or warranty made by Seller in this Agreement; or
     (v) any breach or default in performance by any Seller of any covenant or obligation of Seller set forth in this Agreement or any related document.

          Without limiting the generality of the foregoing paragraph of this
     Section 8.2, Seller's obligation to pay, defend, indemnify, reimburse and hold harmless Buyer and the Company pursuant to this Section 8.2 applies to, among other things, the following: (a) any diminution in the value of the Shares or of the Company or its business or assets, or loss sustained upon the disposition thereof by Buyer, to the extent such loss or diminution is caused by or contributed to by any matter contemplated by this Section 8.2; (b) the existence or claimed existence of any debt, liability, obligation or commitment of the Company other than those whose existence does not violate any representation or warranty in this Agreement or in any Exhibit or Schedule attached or required to be attached hereto or in any document or record delivered pursuant to this Agreement; (c) all actions, suits, proceedings, demands, assessments and judgments relating to or incident to any matter contemplated in this Section 8.2 and all costs and expenses (including attorney's fees) related thereto; (d) any claim by any person, firm, association, corporation or other entity of any interest in, or rights with respect to, the Shares or to any portion of the Company's business, to the extent arising by virtue of facts or circumstances existing at or prior to the time of the Closing; (e) any loss, damage, claim, liability, debt, obligation or expense which arises by virtue of occurrences prior to the Closing, whether or not known at the time of the Closing (such as, for example but without limitation, lawsuits filed after the closing alleging that occurrences prior to the Closing create a liability of, or result in a loss to, the Company or of Buyer with respect to the Company); (f) any tax audit or tax or other investigation of the Company or its business, if and to the extent such audit or investigation relates to periods prior to the closing; (g) any claim by anyone that such person is entitled to be indemnified by the Company in accordance with the Company's By-Laws or otherwise, with respect to any act or omission prior to the Closing; and (h) the uncollectibility of any account receivable of the Company and not reserved against in the May 31, 2004 balance sheet of the Company. The listing set forth in subsections (a) through (h) above is illustrative only and shall not limit or restrict the provisions of the preceding paragraph of this Section 8.2.

          In addition to the foregoing, Seller shall pay to the Indemnified Party interest on the amount of any loss, damage, claim, liability, debt, obligation or expense the payment of which is or becomes due to the Indemnified Party by Seller, such interest to be at a floating rate of interest equal to 2% over prime rate announced from time to time by MidFirst Bank, Oklahoma City, Oklahoma, and to accrue from the Closing Date until the date the same is paid by Seller. If the matter for which an Indemnified Party is indemnified involves a claim by a third party, then Seller shall, as part of such indemnity, pay any interest, penalties or fees becoming due to such third party.

          8.3. Notice to Seller; Defense; Compromise. An Indemnified Party shall notify Seller of any matter with respect to which such Indemnified Party has rights pursuant to Section 8.2, and shall endeavor to give such notice as soon as practicable after determining that such rights exist with respect to such matter. If such matter involves a claim, action, suit or proceeding by a third party against an Indemnified Party, then such Indemnified Party shall afford Seller the opportunity (i) jointly to participate in the defense of same, at the expense of Seller, if the Indemnified Party determines to participate in the defense of same (in which event counsel selected by the Indemnified Party, who shall be reasonably satisfactory to Seller, shall be lead counsel and shall be paid by Seller), or (ii) to control the defense of same, at the expense of Seller, through counsel selected by Seller and reasonably satisfactory to the Indemnified Party, if the Indemnified Party determines not to participate in the defense of same. Seller and the Indemnified Parties agree to cooperate fully in the conduct of any such claim, action, suit or proceeding or negotiation, compromise or settlement thereof, but no such compromise or settlement shall be made without the express prior written consent of the Indemnified Party.

          8.4. Other Remedies. Section 8.2 of this Agreement shall be lieu of, such other remedies as may be laws. Without limitation, Buyer shall this Agreement by specific enforcement demonstrating inadequacy of damages or the remedies provided by in addition to, and not in available under applicable be entitled to enforce without the necessity of irreparable harm.

          8.5. Set-Off. Buyer shall be entitled to setoff, against payment of any amounts payable by it to any of the Seller pursuant to this Agreement, all amounts to which Buyer or the Company is entitled to payment from Seller in accordance with the provisions of Section 8 of this Agreement. Buyer or the Company, as the case may be, will when practicable give Seller notice of set-off at least 15 days prior to the due date of any payment as to which set-off is to be applied.

          8.6. Payment. Claims for indemnification involving the payment of money by Seller to an Indemnified Party shall be paid by Seller within ten days after notification thereof; claims for indemnification involving amounts due to third parties shall be promptly paid by Seller when due, subject to Seller's right to contest the same in good faith.

          8.7. Seller's Access to Records. From and after the Closing, Buyer shall and shall cause the Company to make available to Seller at reasonable times and at such reason able place as Buyer or the Company designates any available records of the Company that are reasonably required by Seller for the purpose of ascertaining the validity of any claim for indemnification hereunder or of defending against any claim by third parties for which indemnification hereunder is provided.

     9. Miscellaneous.

          9.1. Closing; Termination.

               9.1.1. As used in this Agreement, the "Closing" means the events by which the purchase and sale contemplated by Section 1 of this Agreement are consummated. The Closing shall, subject to the satisfaction or waiver of all conditions herein contained, occur on July 21, 2004, at two o'clock P.M. (local time), at 302 North Independence, Enid, Oklahoma 73701, or at such other date, time and/or place as may mutually be agreed by Buyer and Seller. Either Buyer or Seller may on one occasion postpone the Closing for up to 10 days if necessary to permit the occurrence of any conditions to the Closing, in which event the Closing shall occur on a date designated by the party or parties declaring such delay, who or which shall notify the other parties thereof at least 5 days prior to such designated date. The date on which the Closing occurs is herein called the "Closing Date". At the Closing, each of the Seller shall sell, convey, transfer, assign and deliver to Buyer the entire right, title and interest of such Seller in and to the Shares, and shall deliver to Buyer a certificate or certificates representing such Shares, registered in the name of Seller, together with attached stock powers duly executed by Seller for transfer of the Shares to Buyer (with signature guaranteed by a national bank or member firm of the New York Stock Exchange), and all of the minute books, stock records, corporate seal and other corporate records and instruments of the Company as may be in the possession of Seller. Any transaction, stamp, transfer or similar tax payable with respect to the transfer of the Shares from Seller to Buyer shall be paid by Seller.

               9.1.2. Buyer, if it is not in default of this Agreement or if Seller is in default of same, or Seller, if it is not in default of this Agreement or if Buyer is in default of same, may terminate this Agreement if the Closing has not occurred by July 21, 2004, or if the conditions to Closing set forth in Sections 7.1.1 and 7.2.1 cannot be satisfied by that date. Upon any such termination, or any termination by Buyer pursuant to Section 9.2, neither party shall have any liability to the other under the provisions of this Agreement, except for any such liability as may have accrued through the date on which termination is declared, and any liability under the Sections of this Agreement that survive such termination.

The following Sections shall survive termination of this Agreement: Section 3,
Section 8 and Section 9.

          9.2. Risk of Loss. All risk of loss to the Shares shall remain in Seller until the Closing. In the event of any material loss or material adverse change with respect to the assets, business, properties, financial condition or operations of the Company prior to the Closing, Buyer shall be entitled to terminate this Agreement.

          9.3. Confidential Information. Each party agrees not to disclose any confidential information or trade secrets received by it from any other party pursuant to the terms of this Agreement except as may be required by governmental authority or court order. If this Agreement is terminated for any reason, each party will continue to hold such information in confidence and will, to the extent requested by the party from which the information was received, promptly return to the latter party all written material received from it.

          9.4. Finders; Fees and Expenses. No party hereto has, directly or indirectly, dealt with anyone acting as a broker, finder or in a similar capacity, or has incurred any obligation for any brokerage, finders' or similar fee or commission in connection with this Agreement or any transaction contemplated hereby. Except as otherwise provided in Section 8, Buyer and Seller shall bear their respective legal and accounting fees and expenses incurred in connection with this Agreement and the transactions herein contemplated. No such fees shall be charged or allocated by Seller to the Company.

          9.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by personal delivery, telex, cable or certified or registered mail, postage prepaid, addressed as follows:

               9.5.1. If to Buyer, to:

                      c/o Harold Hamm
                      302 North Independence
                      Enid, Oklahoma  73701

               9.5.2. If to Seller, to:

                      Continental Resources, Inc.
                      302 North Independence
                      Enid, Oklahoma  73701

          The addresses to which notices or copies are to be sent may be changed by notice given in accordance with this Section 9.5.

          9.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no representations, warranties or commitments by the parties except as set forth herein or otherwise set forth in writing. This Agreement supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties hereto.

          9.7. Non-Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof or of a continuation of the violation waived. Each party shall be entitled to rely upon one or more provisions of this Agreement without waiving any right to rely upon any other provision at the same time or at any other time.

          9.8. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided that neither this Agreement nor any rights hereunder shall be assigned by any party hereto without the written consent of the other parties hereto. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and their legal representatives, successors and assigns any rights or remedies under or by reason of this Agreement, except as provided in Section 8 hereof and except as may be specifically otherwise provided herein.

          9.9. Headings. The headings of sections and subsections of this Agreement are merely for convenience of reference and have no substantive significance Headings shall be disregarded in the interpretation of this Agreement.

          9.10. Exhibits and Schedules. All facts and statements recited or contained in any Exhibit or Schedule or other instrument attached hereto or delivered in connection herewith or the transactions contemplated hereby shall be deemed warranties and representations hereunder.

          9.11. Aid in Litigation. Upon request by Buyer, Seller shall perform all acts as may be necessary, desirable and proper, in the opinion of counsel for Buyer, to aid in the conduct of any litigation arising out of the business, assets or properties of the Company, as same existed at and prior to the Closing, all without further consideration from Buyer, but at the expense of Buyer except as otherwise provided in Section 8 hereof.

          9.12. Section Designations. The designation in this Agreement of any section number shall be deemed to include all sections commencing with the designated number. Thus, reference to a Section 6 would include reference to such Section 6 and to all sections commencing with the number 6 (such as 6.1, 6.1.3, etc.) regardless of any other numbers appearing thereafter.

          9.13. Use of Information. Seller acknowledges and agrees that any and all information contained in this Agreement, the Schedules and Exhibits and documents related hereto, and the financial statements furnished herewith, may be used or made available by Buyer for any and all reporting, disclosure and/or filing requirements which Buyer may have, and for any filings or reports to be filed by Buyer with any governmental or other agency; and that the representations and warranties of Seller contained in this Agreement shall apply to such information with the same full force and effect as applicable to this Agreement.

          9.14. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

BUYER:                          HAROLD HAMM
                                Harold Hamm, an individual


                                The Harold Hamm DST Trust

                                By:  BERT H. MACKIE
                                     Bert H. Mackie, Trustee


                                The Harold Hamm HJ Trust

                                By:  BERT H. MACKIE
                                     Bert H. Mackie, Trustee


SELLER:                         CONTINENTAL RESOURCES, INC.

                                By:   HAROLD HAMM
                                Name: Harold Hamm
                                Title: